Exhibit 99.2

M A C K – C A L I   R E A L T Y   C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports First Quarter 2021 Results

Jersey City, New Jersey – (May 6, 2021) – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2021.

FIRST QUARTER 2021 HIGHLIGHTS

-	Net income (loss) of $0.06 per diluted share for the first quarter 2021, as compared to $(0.47) per diluted share for the first quarter 2020

-	Core Funds from Operations (“Core FFO”) per diluted share of $0.18 for the first quarter 2021, as compared to $0.33 for the first quarter 2020

-	Through April 20, 2021, the Company completed $547 million of suburban office disposals comprising 1.9 million square feet and releasing approximately $370 million of net cash proceeds used to repay unsecured debt

-	The office portfolio was 74.2% leased as of March 31, 2021, as compared to 78.7% at year end, reflecting 78,901 square feet of new leases and lease extensions signed during the first quarter (net of expirations)

-	The 5,825 unit operating multifamily portfolio was 92.8% leased as of March 31, 2021, compared to 90.2% at year end

-	Capstone and Upton, the two multifamily projects launched in January 2021, were 39.2% and 53.9% leased as of May 3, 2021, reflecting the recovery in the New Jersey multifamily market

-	On May 6, 2021, the Company entered into a new $250 million revolving credit facility and a $150 million term loan

Mahbod Nia, Chief Executive Officer, stated, “I am pleased with Mack-Cali’s performance and start to 2021 despite the challenging environment. We continued to streamline our portfolio through the disposal of $547 million of suburban office sales, executed a number of leases in our Harborside campus, and grew our multifamily platform with the launch of two new communities. We remain focused on simplifying our business, leasing and strengthening our balance sheet while managing our overhead.”

FINANCIAL HIGHLIGHTS

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the first quarter 2021. Please note that all per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended March 31, 2021 was $7.6 million, or $0.06 per share, as compared to $(39.9) million, or $(0.47) per share, for the quarter ended March 31, 2020.

Funds from operations (“FFO”) for the quarter ended March 31, 2021 was $16.4 million, or $0.16 per share, as compared to $29.7million, or $0.30 per share, for the quarter ended March 31, 2020.

For the first quarter 2021, Core FFO was $18.2 million, or $0.18 per share, as compared to $33.2 million, or $0.33 per share for the same period last year, primarily due to the impact of our suburban asset disposal and impacts from the pandemic on our hotel and multifamily operations.

PORTFOLIO HIGHLIGHTS

As of March 31, 2021, Mack-Cali’s real estate portfolio comprised 6.8 million square feet of office space and 5,825 operating multifamily units.

Office Portfolio Activity

The Company’s consolidated office portfolio comprised 17 operational properties across 6.8 million rentable square feet and was 74.2% leased as of March 31, 2021, down from 78.7% as of December 31, 2020 and 81.1% as of March 31, 2020. The Waterfront office portfolio was 74.2% leased, down from 77.3% as of December 31, 2020.

The Company executed on 78,901 square feet of new leases or lease renewals/extensions during the first quarter 2021, 58,165 square feet of which related to the Waterfront assets.

For the office portfolio, first quarter 2021 same-store year-over-year revenue and same-store year-over-year NOI were down by 8.9% and 12.1%, respectively, reflecting the impact of the pandemic and higher vacancy across the portfolio.

Multifamily Portfolio Activity

The Company’s multifamily operating portfolio comprised 5,825 units and was 92.8% leased as of March 31, 2021, compared to 90.2% and 95.7% as of December 31 and March 31, 2020, respectively.

The multifamily same-store year-over-year NOI for the three months ended March 31, 2021 decreased by 23.4%, reflecting a 12.2% drop in revenues resulting from lower occupancy and an 8.3% increase in operating expenses, driven primarily by higher maintenance and marketing expenses during the pandemic.

The multifamily same-store sequential quarter-over-quarter NOI for the three months ended March 31, 2021 increased by 7.3%, reflecting stable revenues and an 8.7% decrease in operating expenses, driven by lower real estate taxes compared to the fourth quarter 2020 and payroll efficiencies introduced in early 2021.

TRANSACTION AND DEVELOPMENT ACTIVITY

Suburban New Jersey Office Dispositions

During the first quarter 2021, the Company disposed of $292 million (1.1 million square feet) of suburban office assets.

▪	100 Overlook Center, a 149,600 square feet office building in Princeton, NJ, sold for $38 million

▪	The Metropark office portfolio, a 926,656 square feet portfolio located in Edison and Iselin, NJ, sold for $254 million

Subsequent to the first quarter, the Company completed two dispositions.

▪	Short Hills, an 828,413 square feet NJ office portfolio, sold for $255 million on April 20, 2021

▪	The Company’s 50% interest in 12 Vreeland, a 139,750 square feet office building in Florham Park, NJ, sold for $2 million on April 29, 2021

The Monmouth County suburban New Jersey office portfolio comprising 639,490 square feet is currently under contract to be sold.

Multifamily Development Activity

In January 2021, the Company delivered two buildings to the marketplace - the Capstone at Port Imperial comprising 360 units and the Upton in Short Hills, New Jersey comprising 193 units. As of May 3, 2021, the Capstone and Upton were 39.2% and 53.9% leased, respectively, up from 24.7% and 37.3% as of March 31, 2021.

At quarter end, 1,616 residential units were under construction across four projects, including 553 units in the Upton and Capstone projects.

BALANCE SHEET/CAPITAL MARKETS

Financing

As of March 31, 2021, the Company had a debt-to-undepreciated assets ratio of 48.4% compared to 48.4% at December 31, 2020 and 49.0% at March 31, 2020.

Net debt to Adjusted EBITDA for the quarter ended March 31, 2021 was 14.9x compared to 11.5x for the quarter ended March 31, 2020. The Company's interest coverage ratio was 2.3x for the quarter ended March 31, 2021, compared to 2.8x for the quarter ended March 31, 2020. For more information and reconciliation of adjusted EBITDA to Net Income (Loss), please refer to the following pages.

On May 6, 2021, the Company entered into a new $250 million secured revolving credit facility and a $150 million secured term loan.  The revolving credit facility carries a current borrowing rate of L+275 bps and a 3-year term with a $75 million accordion feature.  The term loan carries a current interest rate of L+225 bps with an 18-month term. Sales proceeds from future sales of the Company’s remaining office properties will be used to retire the Term Loan. Upon closing of the facilities, the Company called for the redemption of its $300 million April 2022 and $275 million May 2023 unsecured bonds.

Common Stock Dividend

On March 19, 2021, the Company announced that it will continue to suspend its common stock dividend for the remainder of 2021, conserving capital and allowing for greater financial flexibility during this period of heightened economic uncertainty and reflecting the Company’s projected 2021 taxable income.

APPOINTMENT OF PERMANENT CEO

On March 2, 2021, the Company’s Board of Directors (the “Board”) approved Mahbod Nia’s appointment as permanent Chief Executive Officer, replacing MaryAnne Gilmartin who served as interim Chief Executive Officer of the Company since July 2020.

In addition, in connection with the appointment of the new permanent Chief Executive Officer, Ms. Gilmartin stepped down as Chair of the Board effective March 2, 2021, at which time the Board appointed Lead Independent Director, Tammy K. Jones, Board Chair.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for May 7, 2021 at 8:00 a.m. Eastern Time, which will be broadcast live via the Internet at: https://edge.media-server.com/mmc/p/sgqqr43e.

The live conference call is also accessible by calling (323) 289-6581 and requesting the Mack-Cali earnings conference call or passcode 5316213.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-overview beginning at 10:00 a.m. Eastern Time on May 7, 2021.

A replay of the call will also be accessible May 7, 2021 through May 14, 2021 by calling (719) 457-0820 and using the pass code, 5316213.

Copies of Mack-Cali’s first quarter 2021 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2021 Form 10-Q:

http://investors.mack-cali.com/sec-filings

First Quarter 2021 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES

Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Mack-Cali’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Mack-Cali believes these metrics can be a useful measure of its performance which is further defined below.

For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the first quarter 2021.

FFO

Funds from Operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

NOI and Same Store NOI

Net Operating Income (“NOI”) represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Media Contact:

Amanda Klein/Grace Cartwright

Gasthalter & Co.

212-257-4170

Mack-Cali@gasthalter.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
REVENUES	2021	2020
Revenue from leases	$65,771	$71,979
Real estate services	2,527	2,993
Parking income	3,086	5,265
Hotel income	1,053	1,625
Other income	3,656	1,742
Total revenues	76,093	83,604

EXPENSES
Real estate taxes	11,831	11,140
Utilities	4,092	3,853
Operating services	15,450	16,221
Real estate services expenses	3,318	3,722
General and administrative	13,989	15,818
Depreciation and amortization	28,173	33,895
Land and other impairments	413	5,263
Total expenses	77,266	89,912

OTHER (EXPENSE) INCOME
Interest expense	(17,610)	(20,918)
Interest and other investment income (loss)	17	32
Equity in earnings (loss) of unconsolidated joint ventures	(1,456)	(708)
Realized gains (losses) and unrealized losses on disposition of rental property, net	-	(7,915)
Gain (loss) on disposition of developable land	-	4,813
Total other income (expense)	(19,049)	(24,696)
Income (loss) from continuing operations	(20,222)	(31,004)

Discontinued operations:
Income from discontinued operations	10,962	20,906
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	22,781	(27,746)
Total discontinued operations, net	33,743	(6,840)
Net income (loss)	13,521	(37,844)
Noncontrolling interests in consolidated joint ventures	1,335	176
Noncontrolling interest in Operating Partnership of income from continuing operations	2,305	3,562
Noncontrolling interests in Operating Partnership in discontinued operations	(3,067)	653
Redeemable noncontrolling interests	(6,471)	(6,471)
Net income (loss) available to common shareholders	$7,623	$(39,924)

Basic earnings per common share:
Income (loss) from continuing operations	$(0.28)	$(0.40)
Discontinued operations	0.34	(0.07)
Net income (loss) available to common shareholders	$0.06	$(0.47)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.28)	$(0.40)
Discontinued operations	0.34	(0.07)
Net income (loss) available to common shareholders	$0.06	$(0.47)

Basic weighted average shares outstanding	90,692	90,616

Diluted weighted average shares outstanding	99,760	100,183

Mack-Cali Realty Corporation

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) available to common shareholders	$7,623	$(39,924)
Add (deduct): Noncontrolling interests in Operating Partnership	(2,305)	(3,562)
Noncontrolling interests in discontinued operations	3,067	(653)
Real estate-related depreciation and amortization on continuing operations (a)	30,122	36,795
Real estate-related depreciation and amortization on discontinued operations	659	1,354
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	-	7,915
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(22,781)	27,746
Funds from operations (b)	$16,385	$29,671

Add (Deduct):
Land and other impairments	413	5,263
(Gain) on disposition of developable land	-	(4,813)
Forfeited deposits received from potential buyer	(1,717)	-
Severance/separation costs on management restructuring	1,045	1,947
CEO and related management change costs	2,089	-
Reporting systems conversion costs	-	363
Proxy fight costs	-	799
Core FFO	$18,215	$33,230

Diluted weighted average shares/units outstanding (c)	99,760	100,183

Funds from operations per share/unit-diluted	$0.16	$0.30

Core funds from operations per share/unit diluted	$0.18	$0.33

Dividends declared per common share	$-	$0.20

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,693	$3,247
Tenant improvements & leasing commissions (d)	$770	$8,093
Tenant improvements & leasing commissions on space vacant for more than a year	$2,802	$2,958
Straight-line rent adjustments (e)	$1,279	$2,132
Amortization of (above)/below market lease intangibles, net (f)	$1,032	$946
Amortization of stock compensation	$2,601	$2,612
Amortization of lease inducements	$(13)	$57
Non real estate depreciation and amortization	$325	$450
Amortization of deferred financing costs	$907	$1,024

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $2,275 and $3,349 for the three months ended March 31, 2021 and 2020, respectively. Excludes non-real estate-related depreciation and amortization of $325 and $450 for the three months ended March 31, 2021 and 2020, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,803 and 9,443 shares for the three months ended March 31, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $3,725 and $2,956 for the three months ended March 31, 2021 and 2020, respectively. Also, includes the Company's share from unconsolidated joint ventures of $88 and $28 for the three months ended March 31, 2021 and 2020, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended March 31, 2021 and 2020, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net income (loss) available to common shareholders	$0.06	$(0.47)
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.30	0.37
Real estate-related depreciation and amortization on discontinued operations	0.01	0.01
Redemption value adjustment to redeemable noncontrolling interests	0.02	0.03
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	-	0.08
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	(0.23)	0.28
Funds from operations (b)	$0.16	$0.30

Add (Deduct):
Land and other impairments	-	0.05
Forfeited deposit received from potential buyer	(0.02)	-
(Gain) on disposition of developable land	-	(0.05)
Severance/separation costs on management restructuring	0.01	0.02
CEO and related management change costs	0.02	-
Proxy fight costs	-	0.01
Noncontrolling interest/rounding adjustment	0.01	-
Core FFO	$0.18	$0.33

Diluted weighted average shares/units outstanding (c)	99,760	100,183

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.04 for the three months ended March 31, 2021 and 2020, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,803 and 9,443 shares for the three months ended March 31, 2021 and 2020, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
Assets	2021	2020
Rental property
Land and leasehold interests	$639,636	$639,636
Buildings and improvements	3,804,162	3,743,831
Tenant improvements	164,448	171,623
Furniture, fixtures and equipment	85,612	83,553
	4,693,858	4,638,643
Less – accumulated depreciation and amortization	(668,452)	(656,331)
	4,025,406	3,982,312
Rental property held for sale, net	415,029	656,963
Net investment in rental property	4,440,435	4,639,275
Cash and cash equivalents	261,682	38,096
Restricted cash	18,836	14,207
Investments in unconsolidated joint ventures	159,971	162,382
Unbilled rents receivable, net	79,855	84,907
Deferred charges, goodwill and other assets, net	192,028	199,541
Accounts receivable	7,551	9,378

Total assets	$5,160,358	$5,147,786

Liabilities and Equity
Senior unsecured notes, net	$572,945	$572,653
Unsecured revolving credit facility and term loans	-	25,000
Mortgages, loans payable and other obligations, net	2,249,019	2,204,144
Dividends and distributions payable	1,475	1,493
Accounts payable, accrued expenses and other liabilities	184,587	194,717
Rents received in advance and security deposits	31,810	34,101
Accrued interest payable	15,739	10,001
Total liabilities	3,055,575	3,042,109
Commitments and contingencies

Redeemable noncontrolling interests	515,267	513,297

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,729,703 and 90,712,417 shares outstanding	907	907
Additional paid-in capital	2,528,570	2,528,187
Dividends in excess of net earnings	(1,122,654)	(1,130,277)
Total Mack-Cali Realty Corporation stockholders’ equity	1,406,823	1,398,817

Noncontrolling interests in subsidiaries:
Operating Partnership	139,246	148,791
Consolidated joint ventures	43,447	44,772
Total noncontrolling interests in subsidiaries	182,693	193,563

Total equity	1,589,516	1,592,380

Total liabilities and equity	$5,160,358	$5,147,786